Exhibit 10.8

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (hereinafter referred to as the “Agreement”) is signed on [***] in Beijing, the People’s Republic of China (hereinafter referred to as (the “PRC”) by and between the following parties:

Party A:	Shanghai Ke Lu Internet Technology Co., Ltd., a wholly foreign-owned enterprise established and existing under the laws of the PRC, with its registered address at [***];

Party B:	Beijing Ke Lu Technology Co., Ltd., a limited liability company established and existing under the laws of the PRC, with its registered address [***]

In this Agreement, Party A and Party B are each referred to as a “Party”, and collectively as the “Parties”.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise established in the PRC, possessing the necessary resources to provide technical and consulting services;

2.	Party B is a domestically funded company established in the PRC, legally approved by relevant Chinese government authorities to engage in: Technology development; Technology consulting; Technology services; Technology promotion; Technology transfer; Software development; Application software services (excluding medical software); business planning; market research; design, production, agency, and publication of advertisements; enterprise management consulting; conference services; exhibition and display event organization; cultural and artistic exchange activities (excluding performances); and economic and trade consulting. (For projects requiring approval under the law, Party B shall conduct business activities in accordance with the approved content after obtaining approval from the relevant authorities). The primary business currently operated and developed by Party B, as well as any such business developed during the term of this Agreement, shall collectively be referred to as the “Primary Business.”

3.	Party A agrees to provide Party B with technical support, consulting and other services on an exclusive basis in relation to the Primary Business during the term of this Agreement, utilizing its advantages in technology, human resources and information. Party B agrees to accept all services provided by Party A or its designated parties in accordance with the terms of this Agreement.

Pursuant to which Party A and Party B have reached the following agreement through negotiation:

1.	Provision of Services

1.1	Pursuant to the terms and conditions of this Agreement, Party B hereby appoints Party A as its exclusive service provider during the term of this Agreement to provide it with comprehensive technical support, consulting services and other services, including but not limited to the following:

(1)	To License Party B to use the relevant software legally owned by Party A;

(2)	Development, maintenance and updating of relevant application software necessary to Party B’s business;

(3)	Design and installation, as well as daily management, maintenance and updating, of computer network system, hardware equipment and databases;

(4)	Technical support and professional training for relevant personnel of Party B;

(5)	To assist Party B in conducting consultation, collection and research on relevant technical and market information (excluding market research prohibited by the PRC for wholly foreign-owned enterprises);

(6)	To provide Party B with enterprise management consultation;

(7)	To provide Party B with marketing and promotional services;

(8)	To provide Party B with customer orders management and customer services;

(9)	Leasing of equipment and assets; and

(10)	Other relevant services provided from time to time at Party B’s request, as permitted under the laws of the PRC.

1.2	Party B accepts the services provided by Party A. Party B further agrees that without Party A’s prior written consent, during the term of this Agreement, for the services stipulated herein or other matters, Party B shall not directly or indirectly obtain from any third party any services identical or similar to those specified herein, nor shall it establish any similar cooperative relationship with any third party in regard to the matters set forth in this Agreement. The Parties agree that Party A may designate other parties (such designated parties may sign certain agreements set forth under Clause 1.3 herein with Party B) to provide the services stipulated herein to Party B.

1.3	Delivery of Services

1.3.1	Party A and Party B agree that during the validity period of this Agreement, as the case may be, Party B may sign further service agreements with Party A or other parties designated by Party A to stipulate the specifics, ways, staffing, charges and others for all services.

1.3.2	To better perform this Agreement, Party A and Party B agree that, as the case may be, Party B shall, during the validity period of this Agreement, sign equipment and assets leasing agreements with Party A or other parties designated by Party A at any time as required by business developments, whereas Party A shall provide the relevant equipment and assets for Party B’s use.

1.3.3	Party B hereby grants Party A an irrevocable, exclusive right to purchase, pursuant to which Party A may, at its option and to the extent permitted by the PRC laws and regulations, acquire any part or all of Party B’s assets and business, with a consideration at the minimum price permitted under the laws of the PRC. At that time, the Parties shall execute a separate asset or business transfer agreement to stipulate the terms and conditions of such assets transfer.

2.	Price and Payment of Services

2.1	During the validity period of this Agreement, the fees payable by Party B to Party A shall be calculated as follows:

2.1.1	For the services provided by Party A to Party B, Party B shall pay Party A a monthly service fee. The monthly service fee comprises a management fee and a service provision fee, the specific amount of which shall be determined by mutual agreement between the Parties based on the following factors:

(1)	Complexity and difficulty of the services;

(2)	Position of Party A’s employee and time needed to provide such services;

(3)	Specifics and commercial value of the services;

(4)	Market references on services of the same type;

(5)	Operating conditions of Party B.

2.1.2	If Party A transfers technology to Party B, or develops software or other technology as entrusted by Party B, or leases equipment or assets to Party B, the technology transfer fees, development fees, or rent shall be determined by the Parties based on the actual situations.

3.	Intellectual Property Rights and Confidentiality Clauses

3.1	Party A shall enjoy exclusive ownership, rights and interests in any and all intellectual property rights (including but not limited to copyrights, patent rights, rights to patent application, software, technical secrets, trade secrets and others) arising from or created in the performance of this Agreement. Party B shall sign all appropriate documents, take all appropriate actions, file all documents and/or applications, provide all appropriate assistance, and perform all other acts deemed necessary at Party A’s option to vest in Party A the ownership, rights and interests in such intellectual property rights, and/or to refine the protection of Party A’s rights in such intellectual property rights.

3.2	The Parties acknowledge and confirm that this Agreement, its contents, and any oral or written information exchanged between them in preparation for or performance of this Agreement shall be deemed confidential information. The Parties shall keep all such confidential information confidential and shall not disclose any confidential information to any third party without the prior written consent of the other party, except for the following information: any information that is or will become known to the public (provided such disclosure was not made by the party receiving the confidential information to the public without authorisation); any information required to be disclosed pursuant to applicable laws, regulations, share dealing rules, or orders of government authorities or courts; or any information that either party is required to disclose to its shareholders, directors, staff, legal or financial advisers in connection with the transactions contemplated by this Agreement, such shareholders, directors, employees, legal or financial advisers are also bound by confidentiality obligations similar to those set forth herein. Any breach of confidentiality by a shareholder, director, staff or appointed institution of either party shall be deemed a breach by that party and shall be subject to liability for breach of this Agreement.

4.	Representations and Warranties

4.1	Party A hereby represents, warrants and commits as follows:

4.1.1	Party A is a wholly foreign-owned enterprise legally established and validly subsisting under the laws of the PRC; Party A or its designated service provider will obtain all government approvals and licenses required to provide such services prior to providing any services pursuant to this Agreement.

4.1.2	Party A has taken necessary corporate actions, secured the requisite authorisations, and obtained the consent and approval (if necessary) from third parties and government authorities to sign, deliver and perform this Agreement; the execution, delivery and performance of this Agreement by Party A does not violate any express provisions of laws and regulations.

4.1.3	This Agreement constitute legal, valid, binding obligations which shall be enforceable upon it in accordance with the terms of this Agreement.

4.2	Party B hereby represents, warrants and commits as follows:

4.2.1	Party B is a company legally established and validly subsisting under the laws of the PRC, Party B has obtained and will maintain all government approvals and licenses required to engage in Primary Business.

4.2.2	Party B has taken necessary corporate actions, secured the requisite authorisations, and obtained the consent and approval (if necessary) from third parties and government authorities to sign, deliver and perform this Agreement; the execution, delivery and performance of this Agreement by Party B does not violate any express provisions of laws and regulations.

4.2.3	This Agreement constitute legal, valid, binding obligations which shall be enforceable upon it in accordance with the terms of this Agreement.

5.	Term of Agreement

5.1	This Agreement shall come into effect upon the date of formal execution by the Parties; unless expressly stipulated in this Agreement or Party A determined in writing to terminate this Agreement, this Agreement shall be perpetual.

5.2	During the validity period of this Agreement, each Party shall renew its operation term prior to the expiration thereof so as to enable this Agreement to remain effective. This Agreement shall be terminated upon the expiration of the operation term of a Party if the application for the renewal of its operation term is not approved by the relevant government authorities.

5.3	Upon the termination of this Agreement, the rights and obligations of the Parties under Clauses 3, 6, 7 and this Clause 5.3 shall remain effective.

6.	Applicable Law and Dispute Resolution

6.1	The formation, validity, interpretation, performance, modification, termination, and dispute resolution of this Agreement, shall be governed by PRC law.

6.2	Any disputes arising from the interpretation and performance of this Agreement shall first be resolved through friendly negotiations between the Parties. If the dispute remains unresolved within 30 days after one party has sent written notice requesting negotiation to the other party, either party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules. The arbitration shall be conducted in Beijing. The arbitration award shall be final and binding on all parties.

6.3	In the event of any dispute arising out of the interpretation and performance of this Agreement or in the event that any dispute is under arbitration, the Parties hereto shall nevertheless continue to exercise their other rights and perform their other obligations under this Agreement, except for the matter in dispute.

7.	Liability for Breach and Compensation

7.1	Party A shall be entitled to terminate this Agreement and/or seek damages from Party B for any material breach by Party B of any of the covenants made under this Agreement; this Clause 7.1 shall be without prejudice to any other rights Party A may have under this Agreement;

7.2	Unless otherwise required by laws, Party B shall not have the right to terminate or rescind this Agreement under any circumstances.

7.3	Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B pursuant to this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or wilful misconduct of Party A.

8.	Force Majeure

8.1	In the case of any force majeure events (“Force Majeure”) such as earthquakes, typhoons, floods, fires, flu, wars, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by the above Force Majeure shall not be liable to such non-performance or partial performance However, such Party affected shall give the other Party written notices without any delay, and shall provide details of such Force Majeure within 15 days after sending out such written notice, explaining the reasons for such failure of, partial or delay of performance.

8.2	If a Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3	In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

9.	Notices

9.1	All notices and other communications required or given under this Agreement shall be delivered by hand, registered mail, prepaid mail, commercial courier service, or by fax to the address set forth below. Each notice shall also be delivered by email. The date on which such notice shall be deemed effectively given shall be determined as follows:

9.1.1	If the notice is sent by personal delivery, courier service or registered mail, postage prepaid, it will be deemed to have been effectively delivered on the date of receipt or refusal at the address set for notice;

9.1.2	If the notice is sent by fax, it will be deemed to have been effectively delivered on the date of successful transmission (as evidenced by the automatically generated transmission confirmation message).

9.2	For notice purposes, the addresses of the Parties are as follows:

Party A:	Shanghai Ke Lu Internet Technology Co., Ltd.
Address:	[***]
Recipient:	Lin Zhaowei
Tel:	[***]

Party B:	Beijing Ke Lu Internet Technology Co., Ltd.
Address:	[***]
Recipient:	Lin Zhaowei
Tel:	[***]

9.3	Either party may change its address for receiving notices at any time by giving notice to the other party in accordance with this Article.

10.	Assignment of Agreement

10.1	Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2	Party B hereby agrees that Party A may assign its rights and obligations under this Agreement to a third party, and that upon the occurrence of such assignments, Party A is only required to give a written notice to Party B and does not need any further consent from Party B in respect of such assignments.

11.	Severability of the Agreement

If any one or more provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect thereby. The Parties shall seek to replace those provisions which are invalid, illegal or unenforceable by negotiating in good faith for provisions which are valid to the fullest extent permitted by law and desired by the Parties, and the economic consequences of such valid provisions shall be as similar as possible to the economic consequences of those provisions which are invalid, illegal or unenforceable.

12.	Amendments, and Supplements of the Agreement

The Parties may amend or supplement this Agreement through written agreements. Any amendment or supplemental agreement signed by the Parties shall constitute an integral part of this Agreement and shall have equal status in law as this Agreement.

13.	Language and Copies

This Agreement is written in Chinese in duplicate, one for each of the two parties, A and B, both of which shall be equally authentic.

IN WITNESS WHEREOF, the Parties have caused this Exclusive Business Cooperation Agreement to be executed by their authorised representatives on the date set out at the beginning of this document and to become effective.

Party A:	Shanghai Ke Lu Internet Technology Co., Ltd. (common seal)

Signature:	/s/ Lin Zhaowei
Name:	Lin Zhaowei
Position:	Legal Representative

Party B:	Beijing Ke Lu Internet Technology Co., Ltd. (common seal)

Signature:	/s/ Lin Zhaowei
Name:	Lin Zhaowei
Position:	Legal Representative